                                                                     Exhibit 5.1



October 25, 2001

LTX Corporation
University Avenue
Westwood, MA  02090


     Re: REGISTRATION STATEMENT ON FORM S-3 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Ladies and Gentlemen:

     I am General Counsel for LTX Corporation (the "Company"), a Massachusetts corporation, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $150,000,000 aggregate principal amount of the Company's 4.25% Convertible Subordinated Notes due 2006 (the "Notes"), and an indeterminate number of shares (the "Conversion Shares"), of the Company's Common Stock, $0.05 par value per share, to be offered by the Company pursuant to a Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the "Registration Statement").

     As such counsel, I have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Notes and the Conversion Shares. I have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of such corporate records, documents, agreements or other instruments of the Company. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) I have entirely relied upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

     I have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by me as copies, the authenticity and completeness of all original documents reviewed by me in original or copy form and the legal competence of each individual executing a document. I have also assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied. I have also assumed that the Company has received the specified purchase price for the Notes and that the Conversion Shares will be issued upon the consideration of the Notes in accordance with the terms thereof.

     The opinion set forth below relating to the binding effect of the Notes is subject to the following general qualifications:

     (i) the enforceability of any obligation of the Company may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling or other laws and rules affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights);

     (ii) no opinion is given herein as to the enforceability of any particular provision of the Notes or the Indenture relating to remedies after default or as to the availability of any specific or equitable relief of any kind; and

     (iii) the enforcement of any rights may in all cases be subject to an implied duty of good faith and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     This opinion is limited solely to the laws of the Commonwealth of Massachusetts, as reported by courts located in Massachusetts. I note that the Notes and the Indenture contain a provision stating that they shall be governed by, and construed in accordance with, the laws of the State of New York ("Chosen-Law Provision"). With your permission, I have instead assumed that the Notes and the Indenture are governed by the internal substantive laws of the Commonwealth of Massachusetts. No opinion is given herein as to the Chosen-Law Provision, or otherwise as to the choice of law or internal substantive rules of law that any tribunal may apply to the transaction referred to herein. I express no opinion as to, and assume compliance, with any applicable federal or state securities law.

     Subject to the foregoing, it is my opinion that the Notes have been duly authorized and, when issued and paid for in accordance with the terms of the purchase agreement and Indenture described in the Registration Statement, will be validly executed and will be binding obligations of the Company. In addition, the Conversion Shares have been duly authorized and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the indenture for the Notes as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement.

                                    Very truly yours,

                                    LTX Corporation

                                    By: /s/ Joseph A. Hedal
                                        ----------------------
                                        Joseph A. Hedal
                                        General Counsel